Exhibit 10.4

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This Amendment No. 1 to the Second Amended and Restated Employment and Non-Competition Agreement (this “Amendment”) is made and entered into effective as of March 28, 2016 (the “Effective Date”), by and between PowerSecure International, Inc., a Delaware corporation (the “Company”), and Sidney Hinton, an individual who resides in Wake Forest, North Carolina (“Officer”).

Recitals

WHEREAS, Officer has been engaged as an employee and as the Chief Executive Officer of the Company;

WHEREAS, the Company and Officer entered into a Second Amended and Restated Employment and Non-Competition Agreement on December 17, 2009 (as amended and restated from time to time, the “Employment Agreement”), setting forth the terms and conditions of Officer’s employment with the Company; and

WHEREAS, the Company and Officer desire to amend certain terms and conditions of the Employment Agreement as set forth herein;

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Officer, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to them in the Employment Agreement.

Section 2. Amendments to Employment Agreement. Notwithstanding anything to the contrary contained in the Employment Agreement, in the event that the Severance Amount becomes payable pursuant to Section 5(f)(i) of the Employment Agreement or pursuant to the terms of that certain Letter Agreement, dated February 24, 2016, by and among Officer, the Company and the Southern Company (the “Letter Agreement”), the Severance Amount shall be payable in approximately equal installments in accordance with the Company’s customary payroll practices over the 36 months following the termination of Officer’s employment, subject to any required delay pursuant to Section 5(l) of the Employment Agreement.

Section 3. Effectiveness of Amendment. This Amendment shall be effective as of the Effective Date. As of and after the Effective Date, all references to the Employment Agreement, including the terms “this Agreement,” “hereof,” “herein” and the like contained in the Employment Agreement, shall mean and be deemed to be references to the Employment Agreement as amended by the terms of the Letter Agreement and this Amendment. From and after the Effective Date, the Employment Agreement shall remain in full force and effect in accordance with its terms, as such terms are amended by the terms of this Amendment and the Letter Agreement.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.

Section 5. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, in accordance with the Employment Agreement.

Section 6. Headings. The headings in this Amendment are included for convenience of reference only and do not define, limit, explain or modify this Amendment or its interpretation, construction or meaning and are in no way to be construed as a part of this Amendment.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by PDF, facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

Section 8. Entire Agreement. The Employment Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter thereof and hereof and supersedes in their entirety all prior and contemporaneous written and oral agreements, arrangements, understandings, negotiations, communications, covenants, representations and warranties among the parties hereto relating to such subject matter.

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SIGNATURE PAGE

IN WITNESS WHEREOF, this Amendment No. 1 to the Second Amended and Restated Employment and Non-Competition Agreement has been executed and delivered by or on behalf of the parties hereto as of the Effective Date.

COMPANY:

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter,
Executive Vice President and
Chief Operating Officer

OFFICER:

/s/ Sidney Hinton
Sidney Hinton